Exhibit 99.1

PRESS RELEASE

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Strategy & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858.909.3394	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Nicholas S. Laudico
The Ruth Group
646-536-7030
nlaudico@theruthgroup.com

NuVasive Announces Conference Call of

Third Quarter 2012 Earnings Results,

Management Changes and Upcoming Investor Luncheon

SAN DIEGO, October 8, 2012 - NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced details today relating to its third quarter 2012 earnings announcement, which will take place on Wednesday, October 24, 2012, before the open of the market at 8:00 a.m. ET.

NuVasive will announce complete revenue and earnings details related to the third quarter 2012, update guidance for the full year 2012, and provide a general outlook for 2013. The earnings call has been moved to an earlier date and is now before the North American Spine Society (NASS) annual meeting being held in Dallas, Texas.

The Company also announced the resignation of Jeff Rydin, President of Global Sales, which will be fully effective March 31, 2013. All U.S. sales responsibilities will be assumed by Chairman and Chief Executive Officer Alex Lukianov and all international sales responsibilities will be assumed by Russell Powers, who is newly promoted to Executive Vice President of International.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Jeff has been an important member of the senior executive team and we are all supporting him in his decision to transition from the Company. His hard work and dedication throughout the years to build our global sales force will continue to pay dividends as we move forward. I am excited that Jeff has agreed to a long-term consulting position and will continue to work with members of the executive team for several years.”

Jeff Rydin, President of Global Sales, said, “My decision to leave NuVasive was very difficult. NuVasive has become and always will be my family. I have been contemplating this for months and discussing my departure with my family and Alex. In the end, this decision is best for me and my family. I am extremely grateful to Alex and the entire management team for supporting me during this process. Moreover, I am excited to execute a smooth transition and continue contributing for years to come as a consultant to the company. I thank the entire NuVasive family for building a company that is by far the best in spine. NuVasive has truly changed spine surgery through innovation, speed, great service and a very special culture that is alive and well. And last but not least, a special thank you to our Global Sales force.”

Mr. Lukianov added, “We will immediately begin a search for Jeff’s replacement and in the interim, I will leverage my many years of experience executing sales strategies and leading sales forces like I did during my time at Medtronic Sofamor Danek as Senior Vice President of Sales and Marketing and then later as President of U.S.A. While there for six years, I built the sales force and grew MSD to the #1 market share position through a culture focused on innovation and responsiveness. My added interim direct reports are two Senior Vice Presidents of US Sales (West and East) and Senior Vice President of Sales Operations. I am also extremely pleased that Russell Powers will be stepping in to lead our international growth efforts as our Executive Vice President of International reporting directly to me. For the last two years, Russell has been focused on both the product marketing, development, and operations areas of our business. He is now ready to leverage his years of experience while at Medtronic Sofamor Danek. During his tenure there, he held many leadership roles including Vice President of International Spinal and Biologics where his responsibilities included international sales, marketing and development, as well as global operations. Russell is very experienced and well-versed in all international markets with a strong history of prior successes.”

NuVasive will hold a conference call on Wednesday, October 24, 2012, at 8:00 a.m. ET to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through November 26, 2012. In addition, a telephone replay of the call will be available until November 12, 2012. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 399418.

Investor Luncheon

On Wednesday, November 7, 2012, from 12:00 p.m. – 3:00 p.m. ET, the Company will host a meeting for investors and analysts at its NuVasive East office located in Paramus, New Jersey. The agenda will include a strategic update from management including discussions on competitive landscape, physician owned distributorships, insurance payer pushback, and key growth catalysts for 2013. As well, there will be a surgeon panel, and an audience Q&A with both management and surgeons. Registration, lunch, and product demonstrations will begin at 11:45 a.m. followed by the formal presentation at 12:30 p.m.

A live webcast of the meeting will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com. After the live webcast, the presentation will remain available on the website for 30 days.

About NuVasive

NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $7.9 billion global spine market.

NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines several categories of solutions that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system and intra-operative monitoring support; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 70 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that insurance payers may refuse to reimburse healthcare providers for the use of NuVasive’s products the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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